Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 14, 2011 (except for Note 15, as to which the date is January 19, 2012), in Amendment No. 3 to the Registration Statement (Form S-1/A No. 333-177332) and related Prospectus of ChemoCentryx, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

January 19, 2012